Exhibit 99.1

Press Release

COSTCO WHOLESALE CORPORATION ANNOUNCES

QUARTERLY CASH DIVIDEND

ISSAQUAH, Wash., October 12, 2022—Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced that its Board of Directors has declared a quarterly cash dividend on Costco common stock of 90 cents per share. The quarterly dividend is payable November 10, 2022, to shareholders of record at the close of business on October 28, 2022.

Costco currently operates 839 warehouses, including 578 in the United States and Puerto Rico, 107 in Canada, 40 in Mexico, 31 in Japan, 29 in the United Kingdom, 17 in Korea, 14 in Taiwan, 13 in Australia, four in Spain, two each in France and China, and one each in Iceland and New Zealand. Costco also operates e-commerce sites in the U.S., Canada, the United Kingdom, Mexico, Korea, Taiwan, Japan and Australia.

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, inflation or deflation, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health-care costs), energy and certain commodities, geopolitical conditions (including tariffs and the Ukraine conflict), the ability to maintain effective internal control over financial reporting, regulatory and other impacts related to climate change, and COVID-19 related factors and challenges, including (among others) the duration of the pandemic, the unknown long-term economic impact, reduced shopping due to illness, travel restrictions or financial hardship, shifts in demand for products, reduced workforces due to illness, quarantine, or government mandates, temporary store closures or operational limitations due to government mandates, or supply-chain disruptions, capacity constraints of third-party logistics suppliers, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law.

CONTACTS: Costco Wholesale Corporation

Richard Galanti, 425/313-8203

Bob Nelson, 425/313-8255

David Sherwood, 425/313-8239

Josh Dahmen, 425/313-8254